Exhibit 23.2



                          Independent Auditors' Consent
                          -----------------------------


        We consent to the incorporation by reference of our report dated February 6, 1998, relating to the consolidated and parent company financial statements of Rutter & Co. B.V. (not included separately herein) included in or made a part of this Form 10-K, into the previously filed Registration Statement No. 333-28093 on Form S-8 of Thermedics Detection Inc.



    Deloitte & Touche Registeraccountants


    Almelo, The Netherlands
    March 16, 1998